Exhibit 10.1

SECOND AMENDMENT

     SECOND AMENDMENT, dated as of May 27, 2004 (this “Amendment”), to the Credit Agreement, dated as of June 20, 2003 (as amended pursuant to the First Amendment, dated as of December 22, 2003, and as otherwise amended from time to time, the “Credit Agreement”), among UNITED COMPONENTS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as joint advisors, joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), JPMORGAN CHASE BANK, as syndication agent (in such capacity, the “Syndication Agent”), ABN AMRO BANK N.V., CREDIT LYONNAIS, NEW YORK BRANCH, FLEET NATIONAL BANK and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

     WHEREAS, Borrower has requested certain amendments to the Credit Agreement as more fully set forth herein; and

     WHEREAS, the Lenders are willing to agree to such amendments on the terms and subject to the conditions contained in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     SECTION 2. Amendment to Section 7.3. Section 7.3 of the Credit Agreement is hereby amended by replacing clause (n) thereof in its entirety with the following:

     (n) Liens on receivables and related assets (including proceeds thereof) which are being sold pursuant to factoring arrangements permitted under Section 7.5(m).

     SECTION 3. Amendment to Section 7.5. Section 7.5 of the Credit Agreement is hereby amended by replacing clause (m) thereof in its entirety with the following:

     (m) (i) the Borrower and its Subsidiaries may sell and grant Liens in receivables and related assets (including proceeds thereof) arising from goods and services provided to Honeywell International, Inc. and its affiliates, pursuant to factoring arrangements entered into in the ordinary course of business and (ii) the Borrower and its Subsidiaries may sell receivables pursuant to receivables sales programs arranged by the account debtors in respect of such receivables, provided, that (x) the aggregate amount of receivables sold pursuant to this clause (ii) in any fiscal quarter of the Borrower shall not to exceed 10% of the aggregate amount of receivables of the Loan Parties generated during the immediately preceding four fiscal quarters and (y) the annual percentage discount on the face amount of receivables sold in any such sale pursuant to this clause (ii) shall not exceed a percentage equal to the Eurodollar Rate for a three month Interest Period commencing on the date of such sale plus the Applicable Margin then applicable to Eurodollar Loans under the Revolving Credit Facility.

     SECTION 4. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Second Amendment Effective Date”) on which the Administrative Agent shall have received:

     (a) this Amendment, executed and delivered by a duly authorized officer of the Borrower;

     (b) written consents to the execution of this Amendment (“Lender Consent Letters”) from Lenders constituting the Required Lenders; and

     (c) an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Borrower (such Acknowledgements and Consents, together with this Amendment, the “Amendment Documents”).

The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

     SECTION 5. Representations and Warranties. To induce the Administrative Agent to enter into this Amendment and to induce the Lenders to consent thereto, the Borrower hereby represents and warrants to the Agents and all of the Lenders as of the Second Amendment Effective Date that:

     (a) Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make and deliver the Amendment Documents to which it is a party and to perform the Loan Documents to which it is a party, as amended by the Amendment Documents, and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Amendment Documents and the performance of such Loan Documents, as so amended.

     (b) Except as could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of the Amendment Documents or with the performance, validity or enforceability of the Loan Documents, as amended by the Amendment Documents.

     (c) Each Amendment Document has been duly executed and delivered on behalf of each Loan Party which is a party thereto.

     (d) Each Amendment Document and each Loan Document, as amended by the Amendment Documents, constitutes a legal, valid and binding obligation of each Loan Party which is a party thereto enforceable against such Loan Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (e) The execution, delivery and performance of the Amendment Documents and the performance of the Loan Documents, as amended by the Amendment Documents, (i) will not violate the Organizational Documents of any of the Loan Parties or (ii) except as could not reasonably be expected to have a Material Adverse Effect, violate any Requirement of Law applicable to, or any Contractual Obligation of, Holdings, the Borrower or any of its Subsidiaries, or result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

     (f) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents that is qualified by materiality is true and correct on and as of the Second Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of such date, and each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents that is not qualified by materiality is true and correct in all material respects on and as of the Second Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of such date, except, in each case, to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date.

     SECTION 6. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms.

     SECTION 7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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UNITED COMPONENTS, INC.

By:
/s/ Bruce M. Zorich

	Name:	Bruce M. Zorich
	Title:	President and
Chief Executive Officer

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:
Name:
Title:

     IN WITNESS WHEREOF, the patties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

UNITED COMPONENTS, INC.

By:

	Name:	Bruce M. Zorich
	Title:	President and Chief Executive
Officer

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:
/s/ Francis Chang

	Name:	Francis Chang
	Title:	Authorized Signatory